                                                                      EXHIBIT 21

                SUBSIDIARIES OF CEREUS TECHNOLOGY PARTNERS, INC.


NAME OF SUBSIDIARY                                      STATE OF INCORPORATION
------------------                                      ----------------------

AIM Solutions, Inc.                                            Delaware
American Internet Media, Inc.                                  Delaware
United Mineral Corporation-Arkansas                            Arkansas
United Mineral Corporation-Arizona                              Arizona
HeatShield Technologies, Inc.                                   Florida
